Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 4, 2026, with respect to the financial statements of HMH Holding Inc., incorporated herein by reference.

/s/ KPMG LLP

Houston, Texas
April 2, 2026